Exhibit 99.1

Femasys Announces Notice of Allowance for New U.S. Patent Application Covering Use of FemBloc for Female Permanent Birth Control

- FemBloc® patent application provides additional coverage for Femasys’
therapeutic option for women seeking permanent birth control -

ATLANTA, July 27, 2023 – Femasys Inc. (NASDAQ: FEMY), a biomedical company focused on meeting women’s unmet needs worldwide by developing a suite of product candidates and products that include minimally invasive, in-office technologies for reproductive health, announced that the United States Patent and Trademark Office (“USPTO”) issued a Notice of Allowance for U.S. Patent Application 16/402,193 further strengthening Femasys’ intellectual property position and coverage for the Company’s therapeutic product candidate, FemBloc® permanent birth control.

Femasys expects the resulting patent, when issued, will have an anticipated expiration in 2039 at the earliest. Femasys intends to continue to prosecute additional patent applications to further enhance its existing patent portfolio protecting FemBloc along with FemaSeed® localized directional insemination for infertility treatment, representing the two lead product candidates of the Company, in addition to the Company’s existing available diagnostic products, FemVue®, FemCath®, and FemCerv®.

“The allowance of claims for the FemBloc permanent birth control is another important milestone in protecting the commercial potential for this novel, non-surgical contraceptive option for women seeking a permanent birth control solution, which is expected to begin its pivotal clinical trial phase this quarter,” stated Kathy Lee-Sepsick, Femasys’ founder, president and chief executive officer. “Expansion of our patent portfolio, which consists of over 150 patents globally, demonstrates our strong commitment to protecting the innovation and commercial opportunity of FemBloc, as well as our entire suite of products for women seeking better and more accessible options.”

About FemBloc

FemBloc® is a first-of-its-kind, nonsurgical, non-implant, in-office solution in its late-stage of clinical development for permanent birth control. It is intended to be a safer option for women estimated at approximately half the cost of the long-standing surgical alternative by eliminating the need for anesthesia, incisions, and permanent implants. FemBloc has the potential to offer women a convenient, accessible, and reliable option for those seeking permanent birth control. For over 100 years there has been stagnant innovation for permanent birth control which could lead to a $20 billion market expansion opportunity for FemBloc in the U.S. alone. For more information, visit www.FemBloc.com.

About Femasys

Femasys Inc. is a biomedical company focused on meeting women's unmet needs worldwide by developing a suite of product candidates and products that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates in late-stage clinical development are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s diagnostic products currently available in the United States, include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. FemaSeed, FemCerv, and FemCath have also received product approval in Canada. To learn more, visit www.Femasys.com or follow us on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:
Investors
Chuck Padala
LifeSci Advisors, LLC
+1-917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com